EXHIBIT 32.2
L-1 Identity Solutions, Inc.
177 Broad Street, Twelfth Floor
Stamford, CT 06901
November 3, 2010
Securities and Exchange Commission
450 5th Street, NW
Washington, DC 20549
     Re: Certification of Principal Financial and Accounting Officer Pursuant To 18 U.S.C. Sec. 1350
Dear Ladies and Gentlemen:
     In connection with the accompanying Quarterly Report on Form 10-Q of L-1 Identity Solutions, Inc., for the quarter ended September 30, 2010, I, James A. DePalma, Chief Financial Officer of L-1 Identity Solutions, Inc., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:
1)	such Quarterly Report on Form 10-Q of L-1 Identity Solutions, Inc., for the quarter ended September 30, 2010, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2)	the information contained in such Quarterly Report on Form 10-Q of L-1 Identity Solutions, Inc., for the quarter ended September 30, 2010, fairly presents, in all material respects, the financial condition and results of operations of L-1 Identity Solutions, Inc.

By:	/s/ JAMES A. DEPALMA
James A. DePalma
Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)
     A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to L-1 Identity Solutions, Inc. and will be retained by L-1 Identity Solutions, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.